June 7, 2016 Exhibit 99.1

This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, reduced demand for animal feed, or otherwise; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. 2

3 RFS2 LCFS Biodiesel Tax Credit Mandates which dictate the use of biomass based diesel + + = Green Premium

4 Renewable Mandate (D6) 18.8 billion RINs - Includes corn ethanol Advanced Mandate (D5) 4.0 billion RINs - Includes sugar-based ethanol Cellulosic Mandate (D3) 312 million RINs Biomass Based Diesel Mandate (D4) 2.0 billion gallons Biodiesel Renewable Diesel 2016 18.11 3.61 1.90 230 2017 18.8* 4.0* 2.0 312* 2018 n/a n/a 2.1* n/a Renewable (billion RINs) Advanced (billion RINs) Biomass Based Diesel (billion gallons) Cellulosic (million RINs) * Proposed

RFS2 LCFS 5 Create demand for biomass based diesel Market-based pricing determines the value No sunset provision • Administered by CARB • Administered by EPA • California jurisdiction • U.S. jurisdiction • CI reduction mandates • Volume mandates Feedstock important in determining GHG reduction • GHG reductions reported in CI • GHG reductions reported as a % • Value determined by CI • Value determined by min threshold Mandate carbon reducing fuels, primarily transportation fuels • Credits have no expiration • Credits have an expiration Sim ilarit ie s Differ e n c e s

6 Mandate carbon reducing fuels No sunset provision 2.0% 3.5% 5.0% 7.5% 10.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 2016 2017 2018 2019 2020 5x the 2016 reduction

7 Renewable (D6) - Includes corn ethanol Advanced (D5) - Includes sugar-based ethanol Cellulosic (D3) Biomass Based Diesel (D4) Biodiesel Renewable Diesel Hydrogen Ethanol (Corn/Sugar/Cellulosic) Biodiesel Renewable Diesel Electricity (LDVs/HDVs/Rail) Conventional/Renewable Natural Gas LCFS RFS2 Darling Advantage = • Products use waste oils with low carbon intensity • Products easy to integrate Darling Advantage = • Products can fulfill multiple mandates